EXHIBIT 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, William N. Hagler, President and Chief Executive Officer of Intermountain Refining Co., Inc. (the "Company"), and Rick L. Hurt, Secretary, Treasurer and Chief Financial Officer of the Company, hereby certify that , to our knowledge:

  the Quarterly Report on Form 10-Q of the Company for the three months ended August 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 25, 2008

/s/ William N. Hagler
William N. Hagler
President and Chief Executive Officer

/s/ Rick L. Hurt
Rick L. Hurt
Secretary, Treasurer and Chief Financial Officer